UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 26, 2016

STANDARD METALS PROCESSING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-14319	84-0991764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Walnut Street, Gadsden, Alabama 35901
(Address of principal executive offices)

(888) 960-7347

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Standard Metals Processing, Inc. (a/k/a Cambrian Minerals Group, Inc.) (the “Company”) entered into a Settlement Agreement on January 26, 2016 with Wits Basin Precious Minerals, Inc., Lee Levine, Michael Lepore, Mark McLain, Morton Waldman, Allan Staller, Thomas McAdam, Arthur Brown, and DJ Sikka to settle the claim for interference of contract. The Court previously dismissed with prejudice Wits Basin et al.’s claims of breach of contract and anticipatory repudiation of the contract.

The Stipulation of Dismissal with prejudice was filed on January 27, 2016.

Under the terms of the Settlement Agreement, the Company will issue a total of 630,000 warrants to purchase common stock exercisable at $0.30 per share and 630,000 warrants to purchase common stock exercisable at $0.70 per share. The warrants are divided among the individual parties. The warrants expire on December 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2016	Standard Metals Processing, Inc. (a/k/a Cambrian Minerals Group, Inc.)

	By:	/s/ Tina Gregerson
Tina Gregerson
Interim Chief Executive Officer